Exhibit  99.2

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) dated as of February 1, 2012 (the “Effective Date”), between Bio-Reference Laboratories, Inc., a New Jersey corporation with its principal place of business at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 (the “Company”) and Sam Singer (the “Employee”).

W I T N E S S E T H :

WHEREAS, the Company is primarily engaged in the operation of a clinical laboratory in northern New Jersey, and

WHEREAS, Employee has been employed by the Company as its Senior Vice President, Chief Financial Officer and Chief Accounting Officer pursuant to the terms of an Employment Agreement between the parties dated as of May 1, 1997, as amended (the “Prior Agreement”), which expired by its terms on January 31, 2012, and

WHEREAS, the Company desires to continue to avail itself of the Employee’s knowledge and experience and to employ the Employee as its Senior Vice President, Chief Financial Officer and Chief Accounting Officer on the terms and conditions hereinafter set forth, and

WHEREAS, the Employee desires to continue to be so employed by the Company on the terms and conditions hereinafter set forth, and

WHEREAS, the Company and the Employee desire to set forth the terms and conditions of the Employee’s continued employment with the Company commencing as of the Effective Date on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.             Term of Employment.  The Company agrees to continue to employ the Employee as its its Senior Vice President, Chief Financial Officer and Chief Accounting Officer, and the Employee agrees to continue his employment with the Company, for a period commencing as of the Effetive Date through January 31, 2015 (the “Expiration Date”), unless earlier terminated in accordance with Section 5 hereof.  The period of time between the Effective Date and the termination of the Employee ‘s employment hereunder shall be referred to herein as the “Employment Period”.

2.             Duties.

(a)           During the Employment Period, the Employee shall perform such duties and exercise such powers relating to the Company as are commensurate with the office of Senior Vice President, Chief Financial Officer and Chief Accounting Officer and shall report directly to the President of the Company.  He shall have such other duties and powers as the President of the Company shall assign to him commensurate with the office of Chief Financial Officer, including by way of example but not limitation, similar duties with respect to any of the

Company’s Associated Companies.  As used in this Agreement, the term “Associated Companies” shall mean any company (i) of which not less than fifty (50%) of the equity is beneficially owned by the Company or (ii) any subsidiary of such company, if any.

(b)           During the Employment Period, the Employee shall devote all of his working time during normal business hours and his best efforts and ability to the business of the Company, shall faithfully and diligently perform the duties of his employment with the Company and shall do all reasonably in his power to promote, develop and extend the business of the Company.

(c)           During the Employment period, the Employee shall not, except as a representative of the Company or with the written consent of the Company, be directly or indirectly engaged, concerned or interested in the conduct of any other business competing or likely to compete with the Company; provided, that notwithstanding anything contained in this Agreement to the contrary, the Employee shall not be precluded from devoting a reasonable amount of his time to:

(i)            serving with the prior written approval of the Company as a director or member of a committee of any organization involving no conflict of interest with the business of the Company; and

(ii)           managing his personal investments;

provided, that such activities shall not materially interfere with the Employee’s performance of his duties hereunder.

(d)           The Employee shall be employed at the offices of the Company located in Elmwood Park, New Jersey; provided that the Employee acknowledges and agrees that the proper performance of these duties may make it necessary to spend reasonable periods of time in other parts of the country.

3.             Compensation.

(a)           During the Employment Period, the Company shall pay the Employee as compensation for his services under this Agreement, a minimum Base Compensation at an annual rate of Four Hundred Thirty Two Thousand Dollars ($432,000) (the “Base Compensation”).  The Base Compensation shall be payable in equal installments in accordance with the regular payroll procedures established by the Company.  In October of each fiscal year during the Employment Period, the Company’s Board of Directors will consider increasing the Employee’s Compensation under this Agreement, based upon the performance of the Company and of the Employee during the fiscal year then ending with such increase, if granted, taking effect as of the immediately following November 1.

(b)           In addition to the Base Compensation, in consideration for the Employee’s entering into this Agreement, the Company shall pay to the Employee a one time lump sum cash bonus in the amount of three hundred thousand dollars ($300,000) payable within ten (10) days following the day Employee executes this Agreement, but in no event later than June 30, 2012.  The Employee agrees that if he (x) is terminated by the Company at any time for Cause (as defined below) or (y) resigns for any reason prior to the earlier of (a) a Change in Control (as defined below) and (b) the Expiration Date, he will refund to the Company within thirty (30) days following his date of termination a portion of such bonus equal to the amount thereof that remains unexpensed for accounting purposes on the books of the Company as of the date of termination, as determined by the Company in its sole discretion.

(c)           The Company shall lease and insure, under the Company’s policy, an automobile for the benefit of the Employee.  The Company shall be responsible for maintenance, gasoline, repair and all other such costs but only to the extent such expenses relate to business use of the automobile.  At the end of the lease term, or in the event of the termination of this Agreement for any reason, including non-renewal, the Employee shall have the following options:

(i)            surrender the automobile to the Company,

(ii)           assume the Company’s lease payment obligation; or

(iii)          exercise the purchase option of the lease, if any.

(d)           The Company shall promptly pay or reimburse the Employee for all expenses incurred by the Employee in the performance of his duties under this Agreement.  Such expenses shall be limited to the reasonable out-of-pocket expenses necessarily and actually incurred by the Employee in the performance of his duties; provided that (i) the expenses have been detailed on a form acceptable to the Company and submitted to the Company for review and approval and (ii) appropriate supporting documentation is submitted together with the approved expense form.

(e)           The Employee shall be entitled to participate in any fringe benefit and bonus plans available to the Company’s employees as in effect from time to time, to the extent that the Employee may be eligible to do so under the applicable provisions of the plans including but not limited to pension, profit sharing, stock option and similar plans and life and medical insurance plans or coverage maintained by the Company for senior personnel and/or all personnel.

(f)            The Employee shall be entitled to such vacation, personal time and holidays as he is eligible for under the Company’s Employment and Personnel Policy as the same presently exists or may hereinafter be amended.

(g)           Notwithstanding the provisions of subparagraph (a) of this Section 4, the Employee shall also be entitled to a percentage increase in his Base Compensation as in effect on June 30 of each year that this Agreement is in effect, equal to the percentage increase in the Consumer Price Index - All Items for the New York metropolitan area (or any successor index) for such month of June as compared to such Consumer Price Index for the month of June in the immediately preceding year.  Any such increase shall be effective on the immediately following November 1.  No adjustments shall be made for decreases in such Index.

4.             Disability.  If during the Employment Period, the Employee shall incur a Total Disability then, subject to the earlier termination of this Agreement or the earlier termination of the disability, the Company shall compensate the Employee as provided in subparagraphs (a), (b), (c) and (d) of this Section 6.

(a)           For the month in which the Employee incurs the total disability, and for up to twelve (12) months following the disability, the Employee shall be on a paid leave of absence and the Company shall compensate the Employee at a rate equal to his then current Base Compensation payable in equal installments in accordance with the regular payroll procedures established by the Company.

(b)           For a period of up to three (3) months commencing upon the termination of the period described in subparagraph (a), the Company shall not pay Employee any portion of his Base Compensation and Employee shall be on an unpaid leave of absence.

(c)           If the Employee’s disability shall terminate at any time prior to the expiration of the period described in subparagraph (b) of this Section 6, then the Employee shall return to full and active employment with the Company under the terms of this Agreement; provided that if he shall again become disabled within a period of three (3) months after such return, and such disability is related to his original disability, then the Employee shall be deemed to have been continuously disabled from the date he incurred his original disability.

(d)           Upon expiration of the three (3) month period described in subparagraph (b) of this Section 6, the employment of the Employee shall terminate, unless an additional leave of absence is granted by the Company, in which event the employment of the Employee shall terminate upon the expiration of the additional leave of absence.

(e)           In the event the Employee shall incur a Partial Disability then during the period of the Partial Disability, the Employee’s Base Compensation payable under Section 3(a) shall be equitably adjusted according to the time that he is able to devote to the affairs of the Company.

(f)            In addition to the foregoing, the Employee shall be entitled to receive the amounts, if any, as may be payable to him by reason of his disability under policies of insurance maintained by the Company.

(g)           As used in this Agreement, the term “Total Disability” shall mean a disability such that:

(i)            The Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii)           The Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

As used in this Agreement, the term “Partial Disability” shall mean a disability, other than a total disability, such that for physical or mental reasons, the Employee is unable to perform all of his usual duties to the Company on a full-time basis.

5.             Termination.

(a)           Termination by Death.  If the Employee dies prior to the Expiration Date, then (i) the “Sam Singer Living Trust”, or such other beneficiary as may be designated by the Employee in writing and delivered to the Company prior to his death (the “Beneficiary”), shall be entitled to all arrearages of Base Compensation and expenses; and (ii) the Company shall pay to the Beneficiary continued payments of the Base Compensation (as in effect on the date of the Employee’s death) for a period of twelve (12) months following the date of the Employee’s death, paid in accordance with the Company’s normal payroll policies as if the Employee were still employed by the Company (but off employee payroll).  In addition, the Employee’s estate (or such other named beneficiary) shall be entitled to the amounts, if any, as may be payable to his estate or beneficiaries under policies of insurance maintained by the Company.

(b)           Termination for Cause.  This Agreement and the Employee’s employment with the Company may be terminated for Cause at any time in accordance with subparagraph (d) of this Section 7.  In the event this Agreement is terminated for Cause, the Employee shall be entitled to all arrearages of Base Compensation and expenses through the Date of Termination but shall not be entitled to further compensation.  As used in this Agreement, and without limitation, the term “Cause” shall mean:

(i)            an act or acts of dishonesty constituting criminal acts by the Employee resulting or intended to result directly or indirectly in gain to or personal enrichment of the Employee at the Company’s expense;

(ii)           the commission of any crime involving fraud, embezzlement or theft by the Employee against the Company;

(iii)          engaging in competition with the Company, including taking a management position with, or control of, a business engaged in the manufacture, sale or distribution of a class of products or service which constituted 15% or more of the sales or gross income of the Company and its associated companies during the fiscal year of the Company immediately preceding the termination of the Employee’s employment.

(c)           Termination at the Option of the Employee.  This Agreement and the Employee’s employment with the Company may be terminated at any time, at the election of the Employee, for Good Reason in accordance with subparagraph (d) of this Section 7.  In the event the Employee’s employment is terminated for Good Reason, subject to the Employee’s executing and delivering to the Company within sixty (60) days following the Date of Termination a fully effective and irrevocable release of claims in a form to be provided by the Company within seven (7) days following the Date of Termination (“Release”), the Employee (i) shall be paid during the remainder of the period from the Date of Termination through the Expiration Date (computed without giving effect to the earlier termination hereunder, the “Severance Period”), his Base Compensation (other than due to Partial Disability) at the rate in effect as of the Date of Termination paid in accordance with the Company’s normal payroll policies as if the Employee were still employed by the Company (but off employee payroll); provided, that, subject to Section 10(ii) of this Agreement, the first payment thereof shall be made on the sixtieth (60th) day after the Date of Termination, and will include payment of any amounts that were otherwise due prior thereto; and (ii) shall continue to be entitled to employee welfare benefits as if he were still employed by the Company, until completion of such Severance Period.  As used in this Agreement, the term ‘Good Reason’ shall mean:

(i)            A material diminution in the Employee’s Base Compensation.

(ii)           A material diminution in the Employee’s authority, duties or responsibilities.

(iii)          A material diminution in the authority, duties, or responsibilities of the supervisor (if any) to whom the Employee is required to report.

(iv)          A material diminution in the budget over which the Employee retains authority.

(v)           A material change in the geographic location at which the Employee provides his services under this Agreement.

(vi)          Any other action or inaction that constitutes a material breach by the Company of the Employment Agreement.

(d)           Notice of Termination.

(i)            Any election by the Company to terminate the Employee’s employment hereunder for “Cause” shall be communicated by a written notice of termination (the “Notice of Termination”) forwarded to the Employee.  The Notice of Termination shall recite the facts and circumstances claimed to provide the basis for such termination and shall specify the purported date of termination of the Employee’s employment hereunder (the “Date of Termination”).  The Date of Termination shall be not less then seven (7) days from the date of receipt by the Employee of the Notice of Termination.  If within said seven (7) day time period, the Company receives written notice from the Employee, given in good faith, that a dispute exists concerning such termination, and provided the Employee pursues resolution of the dispute with reasonable diligence, the Company will, subject to resolution of the dispute, continue to pay the Employee his full Base Compensation as in effect as of the date of his receipt of the Notice of Termination and continue the Employee as a participant in all compensation, benefit and insurance plans in which he was participating at such date, until the dispute is resolved.  If the dispute resolution determines that the Employee’s employment was properly terminated “For Cause”, he will not be entitled to retain any payments made with respect to periods after the Date of Termination and will promptly return such amounts to the Company.

(ii)           Any election by the Employee to terminate his employment hereunder for “Good Reason” shall be communicated by a written notice of termination (the “Notice of Termination”) forwarded to the Company.  The Notice of Termination shall recite the facts and circumstances claimed to, constitute “Good Reason” and shall specify the purported date of termination of the Employee’s employment hereunder (the “Date of Termination”).  The Date of Termination shall be not less than 40 days after receipt by the Company of the Notice of Termination.  The Notice of Termination must be received by the Company not more than 90 days after the initial existence of the condition on which the Notice of Termination is based and the Company shall have 30 days after receipt of the Notice of Termination to remedy the condition.  In the event of such remedy, the Employee’s employment will continue in accordance with this Agreement.

6.             Change in Control.  In the event of a “Change in Control” of the Company as hereinafter defined, the Employee may elect as a result thereof to terminate his employment with the Company.  Such election must be effected by written Notice of Termination which must be received by the Company no later than 30 days after such Change in Control occurs.  The Notice of Termination must state a Date of Termination of employment effective at the earlier of 45 days after the occurrence of the Change in Control or the next to the last day of the calendar year in which the Change in Control occurs.  In the event of such election and timely filing by the Employee of the Notice of Termination, the Employee shall receive the following benefits.

(a)           The Company shall pay to the Employee his full Base Compensation at the rate in effect at the time of the Notice of Termination through the Date of Termination.

(b)           Subject to Section 6(c) of this Agreement and subject to the Employee’s executing and delivering to the Company within sixty (60) days following the Date of Termination a fully effective and irrevocable Release, the Company shall pay to the Employee as severance pay, a lump sum payment (the “Severance Payment”) equal to 2.99 times the average of the annual Compensation which was payable by the Company and includible in the Employee’s gross income for federal income tax purposes for the five (5) calendar years preceding the earlier of the calendar year in which a Change in Control occurred or the calendar year of the Date of Termination (the “Base Period”).  Such average shall be determined in accordance with the provisions of Section 280G(d) of the Internal Revenue Code of 1986 as amended (the “Code”).  As used in this Agreement, the term “Compensation” shall mean and include every type and form of compensation includible in the Employee’s gross income in respect of his employment by the Company except to the extent otherwise provided in Congressional or Joint Committee Reports or temporary or final regulations interpreting Section 280G(d) of the Code, but also excluding any income recognized as a result of the exercise of stock options, the sale of stock acquired on exercise of options or acquired by grant, income recognized as the result of a disqualifying disposition of stock acquired pursuant to an Incentive Stock Option, income attributable to the personal use of Company leased automobiles, to the personal use of Company assets including the Company’s airplane, income attributable to other personal expenses paid by the Company, and income recognized from rentals and sales to the Company.  The Severance Payment shall be paid on the first date on which such payment can be made pursuant to Section 10(ii) of this Agreement.

(c)           The Severance Payment shall be reduced by the amount of any other payment or the value of any benefit received or to be received by the Employee in connection with the termination of his employment or contingent upon a Change in Control (whether payable pursuant to the terms of this Agreement, any other plan, agreement or arrangement with the Company) unless (i) the Employee shall have effectively waived his receipt or enjoyment of such payment or benefit prior to the date of payment of the Severance Payment, (ii) in the opinion of tax counsel selected by the Company, such other payment or benefit does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code, or (iii) in the opinion of such tax counsel, the Severance Payment (in its full amount or as partially reduced, as the case may be) plus all other payments or benefits which constitute “parachute payments” within the meaning of Section 280G(b)(2) of the Code are reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4) of the Code, and such payments are deductible by the Company.  The value of any non-cash benefit or any deferred cash payment shall be determined by the Company in accordance with the principles of Section 280G(d)(3) and (4) of the Code.

(d)           If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Employee and the Company in applying the terms of this Section 6, the aggregate “parachute payments” paid to the Employee, including the Severance Payment, are in an amount that would result in any portion of such “parachute payments” not being deductible by the Company by reason of Section 280G of the Code, then the Employee shall have an obligation to pay the Company upon demand an amount equal to the sum of (i) the portion of the aggregate “parachute payments” paid that would not be deductible by reason of Section 280G of the Code and (ii) interest on the amount set forth in clause (i) of this sentence at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the date of receipt of such excess until the date of such payment.

(e)           As used in this Agreement, the term “Change in Control” shall mean a “Change in Effective Control” or “A Change in the Ownership of a Substantial Portion of a Corporation’s Assets,” under Treas. Reg. §1.409A-3(i)(5)(vi) or (vii) and shall mean either (1) or (2) below with regard to a change arising from the acquisition of the Company’s stock or appointment of new Directors (for a Change in Control), or a disposition of the corporate business (for A Change in the Ownership of a Substantial Portion of a Corporation’s Assets) as defined in (3) below:

(1)           The date any one person, or more than one person acting as a group (as determined under paragraph Treas. Reg. §1.409A-3 (i)(5)(v) (B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company.

(2)           The date a majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election.

(3)           A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group (as determined under Treas. Reg. §1.409A-3 (i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

7.             Confidential Information.  The Employee acknowledges an obligation of confidentiality to the Company and shall not divulge, disclose or communicate any trade secret, private or confidential information or other proprietary knowledge of the Company or its associated companies obtained or acquired by him while so employed.  This restriction shall apply after the termination of the Employee’s employment without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain or whose disclosure may be required by law or court order or pursuant to the written consent of the Corporation.

8.             Return of Information.  Upon termination of employment, the Employee agrees to not take with him and to deliver to the Company all records, notes, data, memoranda, models, equipment, blueprints, drawings, manuals, letters, reports and all other materials of a secret or confidential nature relating to the business of the Company which are in possession or control of the Employee.

9.             General Provisions.

(a)           This Agreement contains the entire transaction between the parties, and there are no other representations, warranties, conditions or agreements relating to the subject matter of this Agreement, including without limitation the Prior Agreement.

(b)           The waiver by any party of any breach or default of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(c)           This Agreement may not be changed orally but only by an Agreement in writing duly executed on behalf of the party against which enforcement of any waiver, change, modification, consent or discharge is sought.

(d)           This Agreement shall be binding upon and be enforceable against the Company and its successors and assigns.  Insofar as the Employee is concerned, this Agreement is personal and cannot be assigned.

(e)           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)            This Agreement shall be construed pursuant to and in accordance with the laws of the State of New Jersey.

(g)           If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, this Agreement shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

(h)           Any dispute, grievance or controversy arising under or in connection with this Agreement shall be referred to the Board of Directors of the Company and shall be dealt with by personal discussion, and if not satisfactorily resolved, shall be submitted to arbitration under the Rules of the American Arbitration Association in New York City.

(i)            Any consent of the Company required under this Agreement shall not be unreasonably withheld or delayed.

(j)            The Company may withhold from any and all amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

10.           Section 409A Compliance.

(i)            Although the Company does not guarantee the tax treatment of any payments under this Agreement, the intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from, Code Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in accordance with the foregoing.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Employee by Code Section 409A or any damages for failing to comply with Code Section 409A.

(ii)           Notwithstanding any provision in this Agreement or elsewhere to the contrary, if on the Employee’s date of termination the Employee is deemed to be a “specified employee” within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time, or if none, the default methodology under Code Section 409A, any payments or benefits due upon a termination of the Employee’s employment under any arrangement that constitutes a “deferral of compensation” within the meaning of Code Section 409A (whether under this Agreement, any other plan, program, payroll practice or any equity grant) and which do not otherwise qualify under the exemptions under Treas. Regs. Section 1.409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treas. Regs. Section 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided to the Employee in a lump sum (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay), on the earlier of (i) the date which is six months and one day after the Employee’s separation from service (as such term is defined in Code Section 409A) for any reason other than death, and (ii) the date of the Employee’s death, and any remaining payments and benefits shall be paid or provided in accordance with the normal payment dates specified for such payment or benefit.

(iii)          Notwithstanding anything in this Agreement or elsewhere to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute “non-qualified deferred compensation” within the meaning of Code Section 409A upon or following a termination of the Employee’s employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” and the date of such separation from service shall be the date of termination for purposes of any such payment or benefits.

(iv)          Any taxable reimbursement of costs and expenses by the Company provided for under this Agreement shall be made in accordance with the Company’s applicable policy and this Agreement but in no event later than December 31 of the calendar year next following the calendar year in which the expenses to be reimbursed are incurred.  With regard to any provision in this Agreement that provides for reimbursement of expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.

(v)           Whenever a payment under this Agreement may be paid within a specified period, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(vi)          With regard to any installment payments provided for under this Agreement, each installment thereof shall be deemed a separate payment for purposes of Code Section 409A.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COMPANY:

Bio-Reference Laboratories, Inc.

By	/s/ Marc D. Grodman
Marc D. Grodman, M.D.
Chief Executive Officer
Duly Authorized

EMPLOYEE:

/s/ Sam Singer
Sam Singer